EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Brazos Sportswear, Inc. of our report dated February 23, 1996 relating to the financial statements of Brazos Sportswear, Inc.(formerly Sun Sportswear, Inc.), which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Seattle, Washington
July 11, 1997